UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2006

CNET Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of Incorporation)

0-20939	13-3696170
(Commission File Number)	(IRS Employer Identification Number)

235 Second Street

San Francisco, CA 94105

(Address of principal executive offices including zip code)

(415) 344-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On October 11, 2006, CNET Networks, Inc. (“CNET” or the “Company”) announced via press release CNET’s preliminary revenue results for its third quarter ended September 30, 2006. A copy of CNET’s press release is attached hereto as exhibit 99.1 and is incorporated into this Item 2.02 by reference.

The information in this Item 2.02 of this Current Report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 10, 2006, Shelby Bonnie resigned from his positions as Chairman of the Board and Chief Executive Officer of the Company. The Board of Directors of the Company named Neil Ashe as its Chief Executive Officer and as a Class I director. Mr. Bonnie will continue to serve as a director. Mr. Ashe’s appointment to the Board of Directors as a Class I director is to fill the vacancy created by the Board of Directors expanding its membership from six to seven directors.

Mr. Ashe, 38, joined the Company in 2002 and has most recently been serving as its Executive Vice President, overseeing the Company’s Community, Business, International and Channel divisions as well as Corporate Strategy and Development. Prior to joining CNET Networks, Mr. Ashe founded and served as chief executive officer of several start-up companies and held senior positions in private equity and investment banking. Mr. Ashe holds an MBA from Harvard Business School and a BS from Georgetown University.

A copy of the Company’s press release relating to the foregoing is attached hereto as Exhibit 99.2 and incorporated into this Item 5.02 by reference.

Item 8.01	Other Events.

On October 10, 2006, the Special Committee of the Company’s Board of Directors reported the Committee’s findings on the Company’s option granting practices and procedures to the Company’s Board of Directors. A copy of the press release issued by the Company in connection with the Special Committee’s report is attached hereto as Exhibit 99.3 and is incorporated into this Item 8.01 by reference.

On October 11, 2006, CNET also announced that it has modified and extended its solicitation of consents for its outstanding $125.0 million principal amount of 0.75% Senior Convertible Notes due 2024 to offer holders a two-year extension of the call protection period so that such period would end on April 20, 2011 rather than April 20, 2009. The offer, which was scheduled to expire midnight, New York City time, on October 11, 2006, will now expire at midnight, New York City time, on Wednesday, October 18, 2006. The solicitation is being made upon the terms, and is subject to the conditions, set forth in the Company’s Consent Solicitation Statement, dated September 13, 2006, and in the accompanying form of consent, as amended by the supplement to Consent Solicitation Statement dated October 11, 2006. The proposed amendments and waivers require the consent of holders of 70% of aggregate principal amount of the notes outstanding. A copy of the press release announcing the modification and extension of the consent solicitation is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press Release, dated October 11, 2006, announcing Modification and Extension of Solicitation of Consents from Holders of 0.75% Senior Convertible Notes Due 2024 and Update of 3rd Quarter and Full Year Outlook

99.2	Press Release, dated October 11, 2006, announcing Appointment of Neil Ashe as New Chief Executive Officer and Director

99.3	Press Release, dated October 11, 2006, announcing Special Committee Findings and Recommendations of Stock Options Investigation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 11, 2006

CNET Networks, Inc.

By:	/s/ George Mazzotta
Name:	George Mazzotta
Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated October 11, 2006, announcing Modification and Extension of Solicitation of Consents from Holders of 0.75% Senior Convertible Notes Due 2024 and Update of 3rd Quarter and Full Year Outlook

99.2	Press Release, dated October 11, 2006, announcing Appointment of Neil Ashe as New Chief Executive Officer and Director

99.3	Press Release, dated October 11, 2006, announcing Special Committee Findings and Recommendations of Stock Options Investigation